1216314v1



                       Standard Form of Agreements Between
                            Owner and Design/Builder

                      AIA Document A191 - Electronic Format


THIS DOCUMENT HAS IMPORTANT LEGAL CONSEQUENCES: CONSULTATION WITH AN ATTORNEY IS ENCOURAGED WITH RESPECT TO ITS COMPLETION OR MODIFICATION. AUTHENTICATION OF THIS ELECTRONICALLY DRAFTED AIA DOCUMENT MAY BE MADE BY USING AIA DOCUMENT D401.

Copyright 1985, (C) 1996 The American Institute of Architects, 1735 New York Avenue, NW, Washington, DC 20006-5292. Reproduction of the material herein or substantial quotation of its provisions without the written permission of the AIA violates the copyright laws of the United States and will subject the violator to legal prosecution.




                                  1996 EDITION

                                TABLE OF ARTICLES

                                PART 1 AGREEMENT

1.     Design/Builder                                  6.     Dispute Resolution - Mediation and Arbitration
2.     Owner                                           7.     Miscellaneous Provisions
3.     Ownership   and  Use  of   Documents   and      8.     Termination of the Agreement
       Electronic data                                 9.     Basis of Compensation
4.     Time                                            10.    Other Conditions and Services
5.     Payments

                                PART 2 AGREEMENT

1.     General Provisions                              8.     Changes in the Work
2.     Owner                                           9.     Correction of Work
3.     Design/Builder                                  10.    Dispute Resolution - Mediation and Arbitration
4.     Time                                            11.    Miscellaneous Provisions
5.     Payments                                        12.    Termination of the Agreement
6.     Protection of Persons and Property              13.    Basis of Compensation
7.     Insurance and Bonds                             14.    Other Conditions and Services


AIA DOCUMENT A191 o  OWNER-DESIGN/BUILDER  AGREEMENT o SECOND EDITION o AIA(R) o
(C) 1996 THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, NW, WASHINGTON, DC 20006-5292 o WARNING: Unlicensed photocopying violates U.S. copyright laws and subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.

                                                    Electronic  Format A191-1996

User Document: CRYOLIFE -- 1/19/2000. AIA License Number 102512, which expires on 2/5/2000 - Page #1

                                                           INITIAL______________

                       Standard Form of Agreements Between
                            Owner and Design/Builder

                      AIA Document A191 - Electronic Format

This document comprises two separate Agreements: Part 1 Agreement and Part 2 Agreement. Before executing the Part 1 Agreement, the parties should reach substantial agreement on the Part 2 Agreement. To the extent referenced in these Agreements, subordinate parallel agreements to A191 consist of AIA Documents A491, Standard Form of Agreements Between Design/Builder and Contractor, and AIA Document B901, Standard Form of Agreements Between Design/Builder and Architect.

                                PART 1 AGREEMENT

                                  1996 EDITION


AGREEMENT

made as of the 19th day of January in the year of Two Thousand.
(In words, indicate day, month and year.)

BETWEEN the Owner:
(Name and address)
CryoLife, Inc.
1655 Roberts Blvd, NW
Kennesaw, GA 30144

and the Design/Builder:
(Name and address)
Choate Design &  Build Company
1640 Powers Ferry Road
Building 11, Suite 300
Marietta, GA 30067

For the following Project:
(Include Project name, location and a summary description.)
CryoLife, Inc - Phase II Interiors
1655 Roberts Blvd, NW
Kennesaw, GA 30144

The architectural services described in Article 1 will be provided by the following person or entity who is lawfully licensed to practice architecture:

           (Name and address)                      (Registration Number)          (Relationship to Design/Builder)
Lockwood Greene Engineering, Inc.                                                 Subcontractor-Architecture
Inforum, Suite 4000, 250 Williams St.                                             & Engineering
Atlanta, GA 30303-1306

Normal structural, mechanical and electrical engineering services will be provided contractually through the Architect except as indicated below:

     (Name, address and discipline)                (Registration Number)            (Relationship to Design/Builder)

The Owner and the Design/Builder agree as set forth below.

                      TERMS AND CONDITIONS-PART 1 AGREEMENT


                                    ARTICLE 1
                                 DESIGN/BUILDER

1.1 SERVICES

1.1.1 Preliminary design, budget, and schedule comprise the services required to accomplish the preparation and submission of the Design/Builder's Proposal as well as the preparation and submission of any modifications to the Proposal prior to execution of the Part 2 Agreement.

1.2 RESPONSIBILITIES

1.2.1 Design services required by this Part 1 Agreement shall be performed by qualified architects and other design professionals. The contractual obligations of such professional persons or entities are undertaken and performed in the interest of the Design/Builder.

1.2.2 The agreements between the Design/Builder and the persons or entities identified in this Part 1 Agreement, and any subsequent modifications, shall be in writing. These agreements, including financial arrangements with respect to this Project, shall be promptly and fully disclosed to the owner upon request.

1.2.3 Construction budgets shall be prepared by qualified professionals, cost estimators or contractors retained by and acting in the interest of the Design/Builder.

1.2.4 The Design/Builder shall be responsible to the Owner for acts and omissions of the Design/Builder's employees, subcontractors and their agents and employees, and other persons, including the Architect and other design professionals, performing any portion of the Design/Builder's obligations under this Part 1 Agreement. The Design/Builder shall be limited in liability to the extent of the Architect's professional design liability insurance.

1.2.5 If the Design/Builder believes or is advised by the Architect or by another design professional retained to provide services on the Project that implementation of any instruction received from the Owner would cause a violation of any applicable law, the Design/Builder shall notify the Owner in writing. Neither the Design/Builder nor the Architect shall be obligated to perform any act which either believes will violate any applicable law.

1.2.6  Nothing  contained in this Part 1 Agreement  shall  create a  contractual
relationship   between  the  Owner  and  a  person  or  entity  other  than  the
Design/Builder.

1.3 BASIC SERVICES

1.3.1 The Design/Builder has provided a preliminary evaluation (Exhibit "A", Final Build-Out Interiors dated 10/19/99) of the Owner's program and project budget requirements, each in terms of the other.

1.3.2 The Design/Builder shall visit the site, become familiar with the local conditions, and correlate observable conditions with the requirements of the Owner's program, schedule, and budget.

1.3.3 The Design/Builder shall review laws applicable to design and construction of the Project; correlate such laws with the Owner's program requirements; and advise the Owner if any program requirement may cause a violation of such laws. Necessary changes to the Owner's program shall be accomplished by appropriate written modification or disclosed as described in Paragraph 1.3.5.

1.3.4 The Design/Builder shall review with the Owner a alternative approaches to design and construction of the Project.

1.3.5 The Design/Builder shall submit to the Owner a Proposal, including the completed Preliminary Design Documents, a statement of the proposed contract sum, and a proposed schedule for completion of the Project. Preliminary Design Documents shall consist of preliminary design drawings, outline specifications or other documents sufficient to establish the size, quality and character of the entire Project, its architectural, mechanical and electrical systems, and the materials and such other elements of the Project as may be appropriate. Deviations from the Owner's program shall be disclosed in the Proposal. [intentionally omitted] . The Part 2 Agreement is accepted herein by the Owner.

1.4 ADDITIONAL SERVICES

1.4.1 The Additional Services described under this Paragraph 1.4 shall be provided by the Design/Builder and paid for by the Owner if authorized or confirmed in writing by the Owner.

1.4.2 Making revisions in the Preliminary Design Documents, budget or other documents when such revisions are:

     .1 inconsistent with approvals or instructions previously given by the Owner, including revisions made necessary by adjustments in the Owner's program or Project budget;

     .2 required by the enactment or revision of codes, laws or regulations subsequent to the preparation of such documents; or

     .3 due to changes required as a result of the Owner's failure to render decisions in a timely manner.

1.4.3 Providing more extensive programmatic criteria than that furnished by the Owner as described in Paragraph 2.1. When authorized, the Design/Builder shall provide professional services to assist the Owner in the preparation of the program. Programming services may consist of:

     .1 consulting with the Owner and other persons or entities not designated in this Part 1 Agreement to define the program requirements of the Project and to review the understanding of such requirements with the Owner;

     .2 documentation of the applicable requirements necessary for the various Project functions or operations;

     .3 providing a review and analysis of the functional and organizational relationships, requirements, and objectives for the Project;

     .4   setting  forth a  written  program  of  requirements  for the  Owner's
          approval   which   summarizes   the  Owner's   objectives,   schedule,
          constraints, and criteria.

1.4.4 Providing financial feasibility or other special studies.

1.4.5 Providing planning surveys, site evaluations, or comparative studies of prospective sites.

1.4.6 Providing special surveys, environmental studies and submissions required for approvals of governmental authorities or others having jurisdiction over the Project.

1.4.7 Providing services relative to future facilities, systems, and equipment.

1.4.8 Providing services at the Owner's specific request to perform detailed investigations of existing conditions or facilities or to make measured drawings thereof.

1.4.9 Providing services at the Owner's specific request to verify the accuracy of drawings or other information furnished by the Owner.

1.4.10 Coordinating services in connection with the work of separate persons or entities retained by the Owner, subsequent to the execution of this Part 1 Agreement.

1.4.11 Providing analyses of owning and operating costs.

1.4.12 Providing interior design and other similar services required for or in connection with the selection, procurement or installation of furniture, furnishings, and related equipment.

1.4.13 [intentionally omitted]

1.4.14  Making  investigations,   inventories  of  materials  or  equipment,  or
valuations and detailed appraisals of existing facilities.

                                    ARTICLE 2
                                      OWNER

2.1 RESPONSIBILITIES

2.1.1 The Owner shall provide full information in a timely manner regarding requirements for the Project, including a written program which shall set forth the Owner's objectives, schedule, constraints and criteria.

2.1.2 The Owner shall establish and update an overall budget for the Project, including reasonable contingencies. This budget shall not constitute the contract sum.

2.1.3 The Owner shall designate a representative authorized to act on the Owner's behalf with respect to the Project. The Owner or such authorized representative shall render decisions in a timely manner pertaining to documents submitted by the Design/Builder in order to avoid unreasonable delay in the orderly and sequential progress of the Design/Builder's services. The Owner may obtain independent review of the documents by a separate architect, engineer, contractor, or cost estimator under contract to or employed by the Owner. Such independent review shall be undertaken at the Owner's expense in a timely manner and shall not delay the orderly progress of the Design/Builder's services. The Owner designates Al Heacox/Tony Schreiber as the Owner's Representatives.

2.1.4 The Owner shall furnish surveys describing physical characteristics, legal limitations and utility locations for the site of the Project, and a written legal description of the site. The surveys and legal information shall include, as applicable, grades and lines of streets, alleys, pavements, and adjoining property and structures; adjacent drainage; rights-of-way, restrictions, easements, encroachments, zoning, deed restrictions, boundaries and contours of the site; locations, dimensions and necessary data pertaining to existing buildings, other improvements and trees; and information concerning available utility services and lines, both public and private, above and below grade, including inverts and depths. All the information on the survey shall be referenced to a Project benchmark.

2.1.5 The Owner shall furnish the services of geotechnical engineers when such services are stipulated in this Part 1 Agreement, or deemed reasonably necessary by the Design/Builder. Such services may include but are not limited to test borings, test pits, determinations of soil bearing values, percolation tests, evaluations of hazardous materials, ground corrosion and resistivity tests, and necessary operations for anticipating subsoil conditions. The services of geotechnical engineer(s) or other consultants shall include preparation and submission of all appropriate reports and professional recommendations.

2.1.6 The Owner shall disclose, to the extent known to the Owner, the results and reports of prior tests, inspections or investigations conducted for the Project involving: structural or mechanical systems; chemical, air and water pollution; hazardous materials; or other environmental and subsurface conditions. The Owner shall disclose all information known to the Owner regarding the presence of pollutants at the Project's site. The Owner shall furnish a list of all Owner furnished-Owner installed (OFOI) and Owner Furnished-Contractor Installed (OFCI) equipment completed with cut cheets, drawings, diagrams, etc. The Owner shall furnish a list of "Sole Source" vendors whose products or equipment must be used as part of the work.

2.1.7 The Owner shall furnish all legal, accounting and insurance counseling services as may be necessary at any time for the Project, including such auditing services as the Owner may require to verify the Design/Builder's Applications for Payment.

2.1.8 The Owner shall promptly obtain easements, zoning variances, and legal authorizations regarding site utilization where essential to the execution of the Owner's program.

2.1.9 Those services,  information,  surveys, and reports required by Paragraphs
2.1.4 through 2.1.8 which are within the Owner's control shall be furnished at the Owner's expense, and the Design/Builder shall be entitled to rely upon the accuracy and completeness thereof, except to the extent the Owner advises the Design/Builder to the contrary in writing.


2.1.10 If the Owner requires the Design/Builder to maintain any special insurance coverage, policy, amendment, or rider, the Owner shall pay the additional cost thereof, except as otherwise stipulated in this Part 1 Agreement.

2.1.11 The Owner shall communicate with persons or entities employed or retained by the Design/Builder through the Design/Builder, unless otherwise directed by the Design/Builder.

                                    ARTICLE 3
                         OWNERSHIP AND USE OF DOCUMENTS
                               AND ELECTRONIC DATA

3.1 Drawings, specifications, and other documents and electronic data furnished by the Design/Builder are instruments of service. [intentionally omitted] . Drawings, specifications, and other documents and electronic data are furnished for use solely with respect to this Part 1 Agreement. The Owner shall be permitted to retain copies, including reproducible copies, of the drawings, specifications, and other documents and electronic data furnished by the Design/Builder for information and reference in connection with the Project except as provided in Paragraphs 3.2 and 3.3.

3.2 [intentionally omitted]

3.3 If the Design/Builder defaults in the Design/Builder's obligations to the Owner, the Architect shall grant a license to the Owner to use the drawings, specifications, and other documents and electronic data furnished by the Architect to the Design/Builder for the completion of the Project, conditioned upon the Owner's execution of an agreement to cure the Design/Builder's default in payment to the Architect for services previously performed and to indemnify the Architect with regard to claims arising from such reuse without the Architect's professional involvement.

3.4 Submission or distribution of the Design/Builder's documents to meet official regulatory requirements or for similar purposes in connection with the Project is not to be construed as publication in derogation of the rights reserved in Paragraph 3. 1.

                                    ARTICLE 4
                                      TIME

4.1 Upon the request of the Owner, the Design/Builder shall prepare a schedule for the performance of the Basic and Additional Services which shall not exceed the time limits contained in Paragraph 10.1 and shall include allowances for periods of time required for the Owner's review and for approval of submissions by authorities having jurisdiction over the Project. Exhibit "C" Schedule.

4.2 If the  Design/Builder  is delayed in the performance of services under this
Part 1 Agreement through no fault of the Design/Builder, any applicable schedule shall be equitably adjusted.

                                    ARTICLE 5
                                    PAYMENTS

5.1 The initial payment provided in Article 9 shall be made upon execution of this Part 1 Agreement and credited to the Owner's account as provided in Subparagraph 9.1.2.

5.2  Subsequent   payments  for  Basic  Services,   Additional   Services,   and
Reimbursable Expenses provided for in this Part 1 Agreement shall be made monthly on the basis set forth in Article 9.

5.3 Within ten (10) days of the  Owner's  receipt  of a properly  submitted  and
correct   Application  for  Payment,   the  Owner  shall  make  payment  to  the
Design/Builder.

5.4 Payments due the Design/Builder under this Part 1 Agreement which are not paid when due shall bear interest from the date due at the rate specified in Paragraph 9.5, or in the absence of a specified rate, at the legal rate prevailing where the Project is located.

                                    ARTICLE 6
                          DISPUTE RESOLUTION-MEDIATION
                                 AND ARBITRATION

6.1 Claims,  disputes or other  matters in question  between the parties to this
Part 1 Agreement arising out of or relating to this Part 1 Agreement or breach thereof shall be subject to and decided by mediation or arbitration. Such mediation or arbitration shall be conducted in accordance with the Construction Industry Mediation or Arbitration Rules of the American Arbitration Association currently in effect.

6.2 In addition to and prior to arbitration, the parties shall endeavor to settle disputes by mediation. Demand for mediation shall be filed in writing with the other party to this Part 1 Agreement and with the American Arbitration Association. A demand for mediation shall be made within a reasonable time after the claim, dispute or other matter in question has arisen. In no event shall the demand for mediation be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statute of repose or limitations.

6.3 Demand for arbitration shall be filed in writing with the other party to this Part 1 Agreement and with the American Arbitration Association. A demand for arbitration shall be made within a reasonable time after the claim, dispute or other matter in question has arisen. In no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statutes of repose or limitations.

6.4 An arbitration pursuant to this Paragraph may be joined with an arbitration involving common issues of law or fact between the Design/Builder and any person or entity with whom the Design/Builder has a contractual obligation to arbitrate disputes. No other arbitration arising out of or relating to this Part 1 Agreement shall include, by consolidation, joinder or in any other manner, an additional person or entity not a party to this Part 1 Agreement or not a party to an agreement with the Design/Builder, except by written consent containing a specific reference to this Part 1 Agreement signed by the Owner, the Design/Builder and all other persons or entities sought to be joined. Consent to arbitration involving an additional person or entity shall not constitute consent to arbitration of any claim, dispute or other matter in question not described in the written consent or with a person or entity not named or described therein. The foregoing agreement to arbitrate and other agreements to arbitrate with an additional person or entity duly consented to by the parties to this Part 1 Agreement shall be specifically enforceable in accordance with applicable law in any court having jurisdiction thereof.

6.5 The award rendered by the arbitrator or arbitrators shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof.

                                    ARTICLE 7
                            MISCELLANEOUS PROVISIONS

7.1 Unless otherwise provided, this Part 1 Agreement shall be governed by the law of the place where the Project is located.

7.2 The Owner and the Design/Builder, respectively, bind themselves, their partners, successors, assigns and legal representatives to the other party to this Part 1 Agreement and to the partners, successors and assigns of such other party with respect to all covenants of this Part 1 Agreement. Neither the Owner nor the Design/Builder shall assign this Part 1 Agreement without the written consent of the other.

7.3  Unless  otherwise  provided,  neither  the  design  for  nor  the  cost  of
remediation  of  hazardous   materials  shall  be  the   responsibility  of  the
Design/Builder.

7.4 [intentionally omitted] This Part 1 Agreement may be amended only by written instrument signed by both the Owner and the Design/Builder.

7.5 Prior to the termination of the services of the Architect or any other design professional designated in this Part 1 Agreement, the Design/Builder shall identify to the Owner in writing another architect or design professional with respect to whom the Owner has no [intentionally omitted] objection, who will provide the services originally to have been provided by the Architect or other design professional whose services are being terminated.

                                    ARTICLE 8
                          TERMINATION OF THE AGREEMENT

8.1 This Part 1 Agreement may be terminated by either party upon seven (7) days' written notice should the other party fail to perform substantially in accordance with its terms through no fault of the party initiating the termination.

8.2 This Part 1 Agreement may be terminated by the Owner without cause upon at least seven (7) days' written notice to the Design/Builder.

8.3 In the event of termination not the fault of the Design/Builder, the Design/Builder shall be compensated for services performed to the termination date, together with Reimbursable Expenses then due and Termination Expenses. Termination Expenses are expenses directly attributable to termination, including a reasonable amount for overhead and profit, for which the Design/Builder is not otherwise compensated under this Part 1 Agreement.

                                    ARTICLE 9
                              BASIS OF COMPENSATION

The Owner shall compensate the Design/Builder in accordance with Article 5, Payments, and the other provisions of this Part 1 Agreement as described below.

9.1 COMPENSATION FOR BASIC SERVICES

9.1.1 FOR BASIC SERVICES, compensation shall be as follows:

9.1.2 AN INITIAL PAYMENT of See Part Two Dollars ($ ) shall be made upon execution of this Part 1 Agreement and credited to the Owner's account as follows:

9.1.3 SUBSEQUENT PAYMENTS shall be as follows: See Part Two.

9.2 COMPENSATION FOR ADDITIONAL SERVICES

9.2.1 FOR ADDITIONAL SERVICES, compensation shall be as follows: See Part Two.

9.3 REIMBURSABLE EXPENSES

9.3.1 Reimbursable Expenses are in addition to Compensation for Basic and Additional Services, and include actual expenditures made by the Design/Builder and the Design/Builder's employees and contractors in the interest of the Project, as follows:

9.3.2 FOR REIMBURSABLE EXPENSES, compensation shall be a multiple of See Part Two ( ) times the amounts expended.

9.4 DIRECT PERSONNEL EXPENSE is defined as the direct salaries of personnel engaged on the Project, and the portion of the cost of their mandatory and customary contributions and benefits related thereto, such as employment taxes and other statutory employee benefits, insurance, sick leave, holidays, vacations, pensions, and similar contributions and benefits.

9.5 INTEREST PAYMENTS

9.5.1 The rate of interest for past due payments shall be as follows: 1% per month.

(Usury laws and requirements under the Federal Truth in Lending Act, similar state and local consumer credit laws and other regulations at the Owner's and Design/Builder's principal places of business, at the location of the Project and elsewhere may affect the validity of this provision. Specific legal advice should be obtained with respect to deletion, modification or other requirements, such as written disclosures or waivers.)

9.6 IF THE SCOPE of the Project is changed materially, the amount of compensation shall be equitably adjusted.

9.7 The compensation set forth in this Part 1 Agreement shall be equitably adjusted if through no fault of the Design/Builder the services have not been completed within Exhibit "C" ( ) months of the date of this Part 1 Agreement.

                                   ARTICLE 10
                          OTHER CONDITIONS AND SERVICES

10.1 The Basic Services to be performed shall be commenced on and, subject to authorized adjustments and to delays not caused by the Design/Builder, shall be completed in (Exhibit "C") calendar days. The Design/Builder's Basic Services consist of those described in Paragraph 1.3 as part of Basic Services, and include normal professional engineering and preliminary design services, unless otherwise indicated.

10.2 Services beyond those described in Paragraph 1.4 are as follows: (Insert descriptions of other services, identify Additional Services included within Basic Compensation and modifications to the payment and compensation terms included in this Agreement.)

10.3 The Owner's preliminary program, budget, and other documents, if any, are enumerated as follows:

Title                                                        Date

Exhibit "A" - CryoLife, Inc. Final Build-Out Interiors dated 10/19/99. Exhibit "B" - Contract Breakdown (One Page).
Exhibit "C" - Preliminary Project Schedule.
Exhibit "D" - List of Shell Drawings - Phase I (One Page).
Exhibit "El" - Lockwood Greene - Hourly Rate Compensation (One Page). Exhibit "E2" - Lockwood Greene - Reimbursable Expenses (One Page).


This Agreement entered into as of the day and year first written above.

OWNER                                     DESIGN BUILDER


/s/ Albert E. Heacox                      /s/ Wm. M. Choate
--------------------------------          --------------------------------------
(Signature)                               (Signature)

Al Heacox, VP - Lab Operators             Choate Design & Build Company
--------------------------------          --------------------------------------
Cryolife, Inc.                            (Printed name and title)
--------------------------------
(Printed name and title)

                       Standard Form of Agreements Between
                            Owner and Design/Builder

                      AIA Document A191 - Electronic Format

This document comprises two separate Agreements: Part 1 Agreements and Part 2 Agreement. Before executing the Part 1 Agreement, the parties should reach substantial agreement on the Part 2 Agreement. To the extent referenced in these Agreements, subordinate parallel agreements to A191 consists of AIA Document A491, Standard Form of Agreements Between Design/Builder and Contractor, and AIA Document B901, Standard Form of Agreements Between Design/Builder and Architect.

                                PART 2 AGREEMENT

                                  1996 EDITION

AGREEMENT

made as of the 19th day of January in the year of Two Thousand.
(In words, indicate day, month and year.)

BETWEEN the Owner:
(Name and address)
CryoLife Inc.
1655 Roberts Blvd, NW
Kennesaw, GA 30144

and the Design/Builder:
(Name and address)
Choate Design & Build Company
1640 Powers Ferry Road
Building 11, Suite 300
Marietta, GA 30067

For the following Project:
(Include Project name, location and a summary description.)
CryoLife, Inc. - Phase II Interiors
1655 Roberts Blvd, NW
Kennesaw, GA 30144

The architectural services described in Article 3 will be provided by the following person or entity who is lawfully licensed to practice architecture:

  (Name and address)                      (Registration Number)            (Relationship to Design/Builder)
Lockwood Greene Engineering, Inc.                                             Subcontractor-Architecture
Inforum, Suite 4000, 250 Williams St.                                              & Engineering
Atlanta, GA 30303-1306

Normal  mechanical  and  electrical   engineering   services  will  be  provided
contractually  through the Architect except as indicated below:

(Name.  address and discipline) (Registration Number) (Relationship to Design/Builder)

The Owner and the Design/Builder agree as set forth below.

                                    ARTICLE 1
                               GENERAL PROVISIONS

1.1 BASIC DEFINITIONS

1.1.1 The Contract Documents consist of the Part 1 Agreement to the extent not modified by this Part 2 Agreement, this Part 2 Agreement, the Design/Builder's Proposal and written addenda to the Proposal identified in Article 14, the Construction Documents approved by the Owner in accordance with Subparagraph
3.2.3 and Modifications issued after execution of this Part 2 Agreement. A Modification is a Change Order or a written amendment to this Part 2 Agreement signed by both parties, or a Construction Change Directive issued by the Owner in accordance with Paragraph 8.3.

1.2.2 The term "Work" means the construction and services provided by the Design/Builder to fulfill the Design/Builder's obligations.

1.2 EXECUTION, CORRELATION AND INTENT

1.2.1 It is the intent of the Owner and Design/Builder that the Contract Documents include all items necessary for proper execution and completion of the Work. The Contract Documents are complementary, and what is required by one shall be as binding as if required by all; performance by the Design/Builder shall be required only to the extent consistent with and reasonably inferable from the Contract Documents as being necessary to produce the intended results. Words that have well-known technical or construction industry meanings are used in the Contract Documents in accordance with such recognized meanings.

1.2.2 If the Design/Builder believes or is advised by the Architect or by another design professional retained to provide services on the Project that implementation of any instruction received from the Owner would cause a violation of any applicable law, the Design/Builder shall notify the Owner in writing. Neither the Design/Builder nor the Architect shall be obligated to perform any act which either believes will violate any applicable law.

1.2.3 Nothing contained in this Part 2 Agreement shall create a contractual relationship between the Owner and any person or entity other than the Design/Builder.

1.3 OWNERSHIP AND USE OF DOCUMENTS

1.3.1 Drawings, specifications, and other documents and electronic data furnished by the Design/Builder are instruments of service. [intentionally omitted] . Drawings, specifications, and other documents and electronic data are furnished for use solely with respect to this Part 2 Agreement. The Owner shall be permitted to retain copies, including reproducible copies, of the drawings, specifications, and other documents and electronic data furnished by the Design/Builder for information and reference in connection with the Project except as provided in Subparagraphs 1.3.2 and 1.3.3.

1.3.2 Drawings, specifications, and other documents and electronic data furnished by the Design/Builder shall not be used by the Owner or others on other projects, for additions to this Project or for completion of this Project by others, except by agreement in writing and with appropriate compensation to the Design/Builder, unless the Design/Builder is adjudged to be in default under this Part 2 Agreement or under any other subsequently executed agreement.

1.3.3 If the Design/Builder defaults in the Design/Builder's obligations to the Owner, the Architect shall grant a license to the Owner to use the drawings, specifications, and other documents and electronic data furnished by the
Architect to the Design/Builder for the completion of the Project, [intentionally omitted] .

1.3.4 Submission or distribution of the Design/Builder's documents to meet official regulatory requirements or for similar purposes in connection with the Project is not to be construed as publication in derogation of the rights reserved in Subparagraph 1.3.1.

                                    ARTICLE 2
                                      OWNER

2.1 The Owner shall designate a representative authorized to act on the Owner's behalf with respect to the Project. The Owner or such authorized representative shall examine documents submitted by the Design/Builder and shall render decisions in a timely manner and in accordance with the schedule accepted by the Owner. The Owner may obtain independent review of the Contract Documents by a separate architect, engineer, contractor, or cost estimator under contract to or employed by the Owner. Such independent review shall be undertaken at the Owner's expense in a timely manner and shall not delay the orderly progress of the Work. The Owner designates Al Heacox/Tony Schreiber as the Owner's Representatives.

2.2 The Owner may appoint an on-site project representative to observe the Work and to have such other responsibilities as the Owner and Design/Builder agree in writing.

2.3 The Owner shall cooperate with the Design/Builder in securing building and other permits, licenses and inspections. The Owner shall not be required to pay the fees for such permits, licenses and inspections unless the cost of such fees is excluded from the Design/Builder's Proposal.

2.4 The Owner shall furnish services of land surveyors, geotechnical engineers, and other consultants for subsoil, air and water conditions, in addition to those provided under the Part 1 Agreement, when such services are deemed necessary by the Design/Builder to properly carry out the design services required by this Part 2 Agreement.

2.5 The Owner shall disclose, to the extent known to the Owner, the results and reports of prior tests, inspections or investigations conducted for the Project involving: structural or mechanical systems; chemical, air and water pollution; hazardous materials; or other environmental and subsurface conditions. The Owner shall disclose all information known to the Owner regarding the presence of pollutants at the Project's site.

2.6 The Owner shall furnish all legal, accounting and insurance counseling services as may be necessary at any time for the Project, including such auditing services as the Owner may require to verify the Design/Builder's Applications for Payment.

2.7 Those services, information, surveys and reports required by Paragraphs 2.4 through 2.6 which are within the Owner's control shall be furnished at the Owner's expense, and the Design/Builder shall be entitled to rely upon the accuracy and completeness thereof, except to the extent the Owner advises the Design/Builder to the contrary in writing.

2.8 If the Owner requires the Design/Builder to maintain any special insurance coverage, policy, amendment, or rider, the Owner shall pay the additional cost thereof, except as otherwise stipulated in this Part 2 Agreement.

2.9 If the Owner observes or otherwise becomes aware of a fault or defect in the Work or nonconformity with the Design/Builder's Proposal or the Construction Documents, the Owner shall give prompt written notice thereof to the Design/Builder.

2.10 The Owner shall, at the request of the Design/Builder, prior to execution of this Part 2 Agreement and promptly upon request thereafter, furnish to the Design/Builder reasonable evidence that financial arrangements have been made to fulfill the Owner's obligations under the Contract.

2.11 The Owner shall communicate with persons or entities employed or retained by the Design/Builder through the Design/Builder, unless otherwise directed by the Design/Builder.

                                    ARTICLE 3
                                 DESIGN/BUILDER

3.1 SERVICES AND RESPONSIBILITIES

3.1.1 Design services required by this Part 2 Agreement shall be performed by qualified architects and other design professionals. The contractual obligations of such professional persons or entities are undertaken and performed in the interest of the Design/Builder.

3.1.2 The agreements between the Design/Builder and the persons or entities identified in this Part 2 Agreement, and any subsequent modifications, shall be in writing. These agreements, including financial arrangements with respect to this Project, shall be promptly and fully disclosed to the Owner upon request.

3.1.3 The Design/Builder shall be responsible to the Owner for acts and omissions of the Design/Builder's employees, subcontractors and their agents and employees, and other persons, including the Architect to the extent of the Architect's professional design liability and other design professionals, performing any portion of the Design/Builder's obligations under this Part 2 Agreement.

3.2 BASIC SERVICES

3.2.1 The Design/Builder's Basic Services are described below and in Article 14.

3.2.2 The Design/Builder shall designate a representative authorized to act on the Design/Builder's behalf with respect to the Project.

3.2.3 The Design/Builder shall submit Construction Documents for review and approval by the Owner. Construction Documents may include drawings, specifications, and other documents and electronic data setting forth in detail the requirements for construction of the Work, and shall:


     .1   be consistent with the intent of the Design/Builder's Proposal;

     .2   provide information for the use of those in the building trades; and

     .3   include   documents   customarily   required  for  regulatory   agency
          approvals.

3.2.4 The Design/Builder, with the assistance of the Owner, shall file documents required to obtain necessary approvals of governmental authorities having jurisdiction over the Project.

3.2.5 Unless otherwise provided in the Contract Documents, the Design/Builder shall provide or cause to be provided and shall pay for design services, labor, materials, equipment, tools, construction equipment and machinery, water, heat, utilities, transportation and other facilities and services necessary for proper execution and completion of the Work, whether temporary or permanent and whether or not incorporated or to be incorporated in the Work.

3.2.6 The Design/Builder shall be responsible for all construction means, methods, techniques, sequences and procedures, and for coordinating all portions of the Work under this Part 2 Agreement.

3.2.7 The Design/Builder shall keep the Owner informed of the progress and quality of the Work.

3.2.8 The Design/Builder shall be responsible for correcting Work which does not conform to the Contract Documents.

3.2.9 The Design/Builder warrants to the Owner that materials and equipment furnished under the Contract will be of good quality and new unless otherwise required or permitted by the Contract Documents, that the construction will be free from faults and defects, and that the construction will conform with the requirements of the Contract Documents. Construction not conforming to these requirements, including substitutions not properly approved by the Owner, shall be corrected in accordance with Article 9.

3.2.10 The Design/Builder shall pay all sales, consumer, use and similar taxes which had been legally enacted at the time the Design/Builder's Proposal was first submitted to the Owner, and shall secure and pay for building and other permits and governmental fees, licenses and inspections necessary for the proper execution and completion of the Work which are either customarily secured after execution of a contract for construction or are legally required at the time the Design/Builder's Proposal was first submitted to the Owner.

3.2.11 The Design/Builder shall comply with and give notices required by laws, ordinances, rules, regulations and lawful orders of public authorities relating to the Project.

3.2.12 The Design/Builder shall pay royalties and license fees for patented designs, processes or products. The Design/Builder shall defend suits or claims for infringement of patent rights and shall hold the Owner harmless from loss on account thereof, but shall not be responsible for such defense or loss when a particular design, process or product of a particular manufacturer is required by the Owner. However, if the Design/Builder has reason to believe the use of a required design, process or product is an infringement of a patent, the Design/Builder shall be responsible for such loss unless such information is promptly furnished to the Owner.

3.2.13 The Design/Builder shall keep the premises and surrounding area free from accumulation of waste materials or rubbish caused by operations under this Part 2 Agreement. At the completion of the Work, the Design/Builder shall remove from the site waste materials, rubbish, the Design/Builder's tools, construction equipment, machinery, and surplus materials.

3.2.14 The Design/Builder shall notify the Owner when the Design/Builder believes that the Work or an agreed upon portion thereof is substantially completed. If the Owner concurs, the Design/Builder shall issue a Certificate of Substantial Completion which shall establish the Date of Substantial Completion which shall establish the Date of Substantial Completion, shall state the responsibility of each party for security, maintenance, heat, utilities, damage to the Work and insurance, shall include a list of items to be completed or corrected and shall fix the time within which the Design/Builder shall complete items listed therein. Disputes between the Owner and Design/Builder regarding the Certificate of Substantial Completion shall be resolved in accordance with provisions of Article 10.

3.2.15 The Design/Builder shall maintain at the site for the Owner one record copy of the drawings, specifications, product data, samples, shop drawings, Change Orders and other modifications, in good order and regularly updated to record the completed construction. These shall be delivered to the Owner upon completion of construction and prior to final payment.

3.3 ADDITIONAL SERVICES

3.3.1 The services described in this Paragraph 3.3 are not included in Basic Services unless so identified in Article 14, and they shall be paid for by the Owner as provided in this Part 2 Agreement, in addition to the compensation for Basic Services. The services described in this Paragraph 3.3 shall be provided only if authorized or confirmed in writing by the Owner.

3.3.2 Making revisions in drawings, specifications, and other documents or electronic data when such revisions are required by the enactment or revision of codes, laws or regulations subsequent to the preparation of such documents or electronic data.

3.3.3 Providing consultation concerning replacement of Work damaged by fire or other cause during construction, and furnishing services required in connection with the replacement of such Work.

3.3.4 Providing services in connection with a public hearing, arbitration proceeding or legal proceeding, except where the Design/Builder is a party thereto.

3.3.5 Providing coordination of construction performed by the Owner's own forces or separate contractors employed by the Owner, and coordination of services required in connection with construction performed and equipment supplied by the Owner.

3.3.6 Preparing a set of reproducible record documents or electronic data showing significant changes in the Work made during construction.

3.3.7 Providing assistance in the utilization of equipment or systems such as preparation of operation and maintenance manuals, training personnel for operation and maintenance [intentionally omitted] .

                                    ARTICLE 4
                                      TIME

4.1 Unless otherwise indicated, the Owner and the Design/Builder shall perform their respective obligations expeditiously as is consistent with reasonable skill and care and the orderly progress of the Project.

4.2 Time limits stated in the Contract Documents are of the essence. The Work to be performed under this Part 2 Agreement shall commence upon receipt of a notice to proceed unless otherwise agreed and, subject to authorized Modifications, Substantial Completion shall be achieved on or before the date established in
Article 14.

4.3 Substantial Completion is the stage in the progress of the Work when the Work or designated portion thereof is sufficiently complete in accordance with the Contract Documents so the Owner can occupy or utilize the Work for its intended use.

4.4 Based on the Design/Builder's Proposal, a construction schedule shall be provided consistent with Paragraph 4.2 above.

4.5 If the Design/Builder is delayed at any time in the progress of the Work by an act or neglect of the Owner, Owner's employees, or separate contractors employed by the Owner, or by changes ordered in the Work, or by labor disputes, fire, unusual delay in deliveries, adverse weather conditions not reasonably anticipatable, unavoidable casualties or other causes beyond the Design/Builder's control, or by delay authorized by the Owner pending arbitration, or by other causes which the Owner and Design/Builder agree may justify delay, then the Contract Time shall be reasonably extended by Change Order.

                                    ARTICLE 5
                                    PAYMENTS

5.1 PROGRESS PAYMENTS

5.1.1 The Design/Builder shall deliver to the Owner itemized Applications for Payment in such detail as indicated in Article 14.

5.1.2 Within ten (10) days of the Owner's  receipt of a properly  submitted  and
correct   Application  for  Payment,   the  Owner  shall  make  payment  to  the
Design/Builder.

5.1.3 The Application for Payment shall constitute a representation by the Design/Builder to the Owner that the design and construction have progressed to the point indicated; the quality of the Work covered by the application is in accordance with the Contract Documents; and the Design/Builder is entitled to payment in the amount requested.

5.1.4 Upon receipt of payment from the Owner, the Design/Builder shall promptly pay the Architect, other design professionals and each contractor the amount to which each is entitled in accordance with the terms of their respective contracts.

5.1.5 The Owner shall have no obligation under this Part 2 Agreement to pay or to be responsible in any way for payment to the Architect, another design professional, or a contractor performing portions of the work.

5.1.6 Neither progress payment nor partial or entire use or occupancy of the Project by the Owner shall constitute an acceptance of Work not in accordance with the Contract Documents.

5.1.7 The Design/Builder warrants that title to all construction covered by an Application for Payment will pass to the Owner no later than the time of payment. The Design/Builder further warrants that upon submittal of an Application for Payment all construction for which payments have been received from the Owner shall be free and clear of liens, claims, security interests or encumbrances in favor of the Design/Builder or any other person or entity performing construction at the site or furnishing materials or equipment relating to the construction.

5.1.8 At the time of Substantial Completion, the Owner shall pay the Design/Builder the retainage, if any, less reasonable cost to correct or complete incorrect or incomplete Work. Final payment of such withheld sum shall be made upon correction or completion of such Work.

Insert A:

5.2 FINAL PAYMENT

5.2.1 Neither final payment nor amounts retained, if any, shall become due until the Design/Builder submits to the Owner (1) an affidavit that payrolls, bills for materials and equipment, and other indebtedness connected with the Work for which the Owner or Owner's property might be responsible or encumbered (less amounts withheld by the Owner) have been paid or otherwise satisfied; (2) a certificate evidencing that insurance required by the Contract Documents to remain in force after final payment is currently in effect and will not be canceled or allowed to expire until at least 30 days' prior written notice has been given to the Owner; (3) a written statement that the Design/Builder knows of no substantial reason that the insurance will not be renewable to cover the period required by the Contract Documents; (4) consent of surety, if any, to final payment; and (5) if required by the Owner, other data establishing payment or satisfaction of obligations, such as receipts, releases and waivers of liens, claims, security interests or encumbrances arising out of the Contract, to the extent and in such form as may be designed by the Owner. If a contractor or other person or entity entitled to assert a lien against the Owner's property refuses to furnish a release or waiver required by the Owner, the Design/Builder may furnish a bond satisfactory to the Owner to indemnify the Owner against such lien. If such lien remains unsatisfied after payments are made, the Design/Builder shall indemnify the Owner for all loss and cost, including reasonable attorneys' fees incurred as a result of such lien. (6) Completion of all punch list items.

5.2.2 When the Work has been completed and the contract fully performed, the Design/Builder shall submit a final application for payment to the Owner, who shall make final payment within 30 days of receipt.

5.2.3 The making of final payment shall constitute a waiver of claims by the Owner except those arising from:

     .1 liens, claims, security interests or encumbrances arising out of the Contract and unsettled;

     .2 failure of the Work to comply with the requirements of the Contract Documents; or

     .3   terms of special warranties required by the Contract Documents.

5.2.4 Acceptance of final payment shall constitute a waiver of all claims by the Design/Builder except those previously made in writing and identified by the Design/Builder as unsettled at the time of final Application for Payment. The Owner shall reserve the right to review the Design/Builder's accounting files for up to 12 months after the date of Substantial Completion.

5.3 INTEREST PAYMENTS

5.3.1 Payments due the Design/Builder under this Part 2 Agreement which are not paid when due shall bear interest from the date due at the rate specified in
Article 13, or in the absence of a specified rate, at the legal rate prevailing where the Project is located.

                                    ARTICLE 6
                       PROTECTION OF PERSONS AND PROPERTY

6.1 The Design/Builder shall be responsible for initiating, maintaining and providing supervision of all safety precautions and programs in connection with the performance of this Part 2 Agreement.

6.2 The Design/Builder shall take reasonable precautions for the safety of, and shall provide reasonable protection to prevent damage, injury or loss to: (1) employees on the Work and other persons who may be affected thereby; (2) the Work and materials and equipment to be incorporated therein, whether in storage on or off the site, under care, custody, or control of the Design/Builder or the Design/Builder's contractors; and (3) other property at or adjacent thereto, such as trees, shrubs, lawns, walks, pavements, roadways, structures and utilities not designated for removal relocation, or replacement in the course of construction.

6.3 The Design/Builder shall give notices and comply with applicable laws, ordinances, rules, regulations and lawful orders of public authorities bearing on the safety of persons or property or their protection from damage, injury or loss.

6.4 The Design/Builder shall promptly remedy damage and loss (other than damage or loss insured under property insurance provided or required by the Contract Documents) to property at the site caused in whole or in part by the Design/Builder, a contractor of the Design/Builder or anyone directly or indirectly employed by any of them, or by anyone for whose acts they may be liable.

                                    ARTICLE 7
                               INSURANCE AND BONDS

7.1 DESIGN/BUILDER'S LIABILITY INSURANCE

7.1.1 The Design/Builder shall purchase from and maintain, in a company or companies lawfully authorized to do business in the jurisdiction in which the Project is located, such insurance as will protect the Design/Builder from claims set forth below which may arise out of or result from operations under this Part 2 Agreement by the Design/Builder or by a contractor of the Design/Builder, or by anyone directly or indirectly employed by any of them, or by anyone for whose acts any of them may be liable:

     .1 claims under workers' compensation, disability benefit and other similar employee benefit laws that are applicable to the Work to be performed;

     .2 claims for damages because of bodily injury, occupational sickness or disease, or death of the Design/Builder's employees;

     .3 claims for damages because of bodily injury, sickness or disease, or death of persons other than the Design/Builder's employees;

     .4 claims for damages covered by usual personal injury liability coverage which are sustained (1) by a person as a result of an offense directly or indirectly related to employment of such person by the Design/Builder or (2) by another person;

     .5 claims for damages, other than to the Work itself, because of injury to or destruction of tangible property, including loss of use resulting therefrom;

     .6 claims for damages because of bodily injury, death of a person or property damage arising out of ownership, maintenance or use of a motor vehicle; and


     .7 claims involving contractual liability insurance applicable to the Design/Builder's obligations under Paragraph 11.5.

7.1.2 The insurance required by Subparagraph 7.1.1 shall be written for not less than limits of liability specified in this Part 2 Agreement or required by law, whichever coverage is greater. Coverages, whether written on an occurrence or claims-made basis, shall be maintained without interruption from date of commencement of the Work until date of final payment and termination of any coverage required to be maintained after final payment.

7.1.3 Certificates of Insurance acceptable to the Owner shall be delivered to the Owner immediately after execution of this Part 2 Agreement. These Certificates and the insurance policies required by this Paragraph 7.1 shall contain a provision that coverages afforded under the policies will not be canceled or allowed to expire until at least 30 days' prior written notice has been given to the Owner. If any of the foregoing insurance coverages are required to remain in force after final payment, an additional certificate evidencing continuation of such coverage shall be submitted with the application for final payment. Information concerning reduction of coverage shall be furnished by the Design/Builder with reasonable promptness in accordance with the Design/Builder's information and belief.

7.2 OWNER'S LIABILITY INSURANCE

7.2.1 The Owner shall be responsible for purchasing and maintaining the Owner's usual liability insurance. Optionally, the Owner may purchase and maintain other insurance for self-protection against claims which may arise from operations under this Part 2 Agreement. The Design/Builder shall not be responsible for purchasing and maintaining this optional Owner's liability insurance unless specifically required by the Contract Documents.

7.3 PROPERTY INSURANCE

7.3.1 Unless otherwise provided under this Part 2 Agreement, the Owner shall purchase and maintain, in a company or companies authorized to do business in the jurisdiction in which the principal improvements are to be located, property insurance upon the Work to the full insurable value thereof on a replacement cost basis without optional deductibles. Such property insurance shall be maintained, unless otherwise provided in the Contract Documents or otherwise agreed in writing by all persons and entities who are beneficiaries of such insurance, until final payment has been made or until no person or entity other than the Owner has an insurable interest in the property required by this Paragraph 7.3 to be insured, whichever is earlier. This insurance shall include interests of the Owner, the Design/Builder, and their respective contractors and subcontractors in the Work.

7.3.2 Property insurance shall be on an all-risk policy form and shall insure against the perils of fire and extended coverage and physical loss or damage including, without duplication of coverage, theft, vandalism, malicious mischief, collapse, falsework, temporary buildings and debris removal including demolition occasioned by enforcement of any applicable legal requirements, and shall cover reasonable compensation for the services and expenses of the Design/Builder's Architect and other professionals required as a result of such insured loss. Coverage for other perils shall not be required unless otherwise provided in the Contract Documents.

7.3.3 If the Owner does not intend to purchase such property insurance required by this Part 2 Agreement and with all of the coverages in the amount described above, the Owner shall so inform the Design/Builder prior to commencement of the construction. The Design/Builder may then effect insurance which will protect the interests of the Design/Builder and the Design/Builder's contractors in the construction, and by appropriate Change Order the cost thereof shall be charged to the Owner. If the Design/Builder is damaged by the failure or neglect of the Owner to purchase or maintain insurance as described above, then the Owner shall bear all reasonable costs properly attributable thereto.

7.3.4 Unless otherwise provided, the Owner shall purchase and maintain such boiler and machinery insurance required by this Part 2 Agreement or by law, which shall specifically cover such insured objects during installation and until final acceptance by the Owner. This insurance shall include interests of the Owner, the Design/Builder, the Design/Builder's contractors and subcontractors in the Work, and the Design/Builder's Architect and other design professionals. The Owner and the Design/Builder shall be named insureds.

7.3.5 A loss insured under the Owner's property insurance shall be adjusted by the Owner as trustee and made payable to the Owner as trustee for the insureds, as their interests may appear, subject to requirements of any applicable mortgagee clause and of Subparagraph 7.3.10. The Design/Builder shall pay contractors their shares of insurance proceeds received by the Design/Builder, and by appropriate agreement, written where legally required for validity, shall require contractors to make payments to their subcontractors in similar manner.

7.3.6 Before an exposure to loss may occur, the Owner shall file with the Design/Builder a copy of each policy that includes insurance coverages required by this Paragraph 7.3. Each policy shall contain all generally applicable conditions, definitions, exclusions and endorsements related to this Project. Each policy shall contain a provision that the policy will not be canceled or allowed to expire until at least 30 days' prior written notice has been given to the Design/Builder.

7.3.7 If the Design/Builder requests in writing that insurance for risks other than those described herein or for other special hazards be included in the property insurance policy, the Owner shall, if possible, obtain such insurance, and the cost thereof shall be charged to the Design/Builder by appropriate Change Order.

7.3.8 The Owner and the Design/Builder waive all rights against each other and the Architect and other design professionals, contractors, subcontractors, agents and employees, each of the other, for damages caused by fire or other perils to the extent covered by property insurance obtained pursuant to this Paragraph 7.3 or other property insurance applicable to the Work, except such rights as they may have to proceeds of such insurance held by the Owner as trustee. The Owner or Design/Builder, as appropriate, shall require from contractors and subcontractors by appropriate agreements, written where legally required for validity, similar waivers each in favor of other parties enumerated in this Paragraph 7.3. The policies shall provide such waivers of subrogation by endorsement or otherwise. A waiver of subrogation shall be effective as to a person or entity even though that person or entity would otherwise have a duty of indemnification, contractual or otherwise, did not pay the insurance premium directly or indirectly, and whether or not the person or entity had an insurable interest in the property damaged.

7.3.9 If required in writing by a party in interest, the Owner as trustee shall, upon occurrence of an insured loss, give bond for proper performance of the Owner's duties. The cost of required bonds shall be charged against proceeds received as fiduciary. The Owner shall deposit in a separate account proceeds so received, which the Owner shall distribute in accordance with such agreement as the parties in interest may reach, or in accordance with an arbitration award in which case the procedure shall be as provided in Article 10. If after such loss no other special agreement is made, replacement of damaged Work shall be covered by appropriate Change Order.

7.3.10 The Owner as trustee shall have power to adjust and settle a loss with insurers unless one of the parties in interest shall object in writing, within five (5) days after occurrence of loss to the Owner's exercise of this power; if such objection be made, the parties shall enter into dispute resolution under procedures provided in Article 10. If distribution of insurance proceeds by arbitration is required, the arbitrators will direct such distribution.

7.3.11 Partial occupancy or use prior to Substantial Completion shall not commence until the insurance company or companies providing property insurance have consented to such partial occupancy or use by endorsement or otherwise. The Owner and the Design/Builder shall take reasonable steps to obtain consent of the insurance company or companies and shall not, without mutual written consent, take any action with respect to partial occupancy or use that would cause cancellation, lapse or reduction of coverage.

7.4 LOSS OF USE INSURANCE

7.4.1 The Owner, at the Owner's option, may purchase and maintain such insurance as will insure the Owner against loss of use of the Owner's property due to fire or other hazards, however caused. The Owner waives all rights of action against the Design/Builder for loss of use of the Owner's property, including consequential losses due to fire or other hazards, however caused.

                                    ARTICLE 8
                               CHANGES IN THE WORK

8.1 CHANGES

8.1.1 Changes in the Work may be accomplished after execution of this Part 2 Agreement, without invalidating this Part 2 Agreement, by Change Order, Construction Change Directive, or order for a minor change in the Work, subject to the limitations stated in the Contract Documents.

8.1.2 A Change Order shall be based upon agreement between the Owner and the Design/Builder; a Construction Change Directive may be issued by the Owner without the agreement of the Design/Builder; an order for a minor change in the Work may be issued by the Design/Builder alone.

8.1.3 Changes in the Work shall be performed under applicable provisions of the Contract Documents, and the Design/Builder shall proceed promptly, unless otherwise provided in the Change Order, Construction Change Directive, or order for a minor change in the Work.

8.1.4 If unit prices are stated in the Contract Documents or subsequently agreed upon, and if quantities originally contemplated are so changed in a proposed Change Order or Construction Change Directive that application of such unit prices to quantities of Work proposed will cause substantial inequity to the Owner or the Design/Builder, the applicable unit prices shall be equitably adjusted.

8.2 CHANGE ORDERS

8.2.1 A Change Order is a written instrument prepared by the Design/Builder and signed by the Owner and the Design/Builder, stating their agreement upon all of the following:

     .1   a change in the Work;

     .2   the amount of the adjustment, if any, in the Contract Sum; and

     .3   the extent of the adjustment, if any, in the Contract Time.

8.2.2 If the Owner requests a proposal for a change in the Work from the Design/Builder and subsequently elects not to proceed with the change, a Change Order shall be issued to reimburse the Design/Builder for any costs incurred for estimating services, design services or preparation of proposed revisions to the Contract Documents.

8.3 CONSTRUCTION CHANGE DIRECTIVES

8.3.1 A Construction Change Directive is a written order prepared and signed by the Owner, directing a change in the Work prior to agreement on adjustment, if any, in the Contract Sum or Contract Time, or both.

8.3.2 Except as otherwise agreed by the Owner and the Design/Builder, the adjustment to the Contract Sum shall be determined on the basis of reasonable expenditures and savings of those performing the Work attributable to the change, including the expenditures for design services and revisions to the Contract Documents. In case of an increase in the Contract Sum, the cost shall include a reasonable allowance for overhead and profit. In such case, the Design/Builder shall keep and present an itemized accounting together with appropriate supporting data for inclusion in a Change Order. Unless otherwise provided in the Contract Documents, costs for these purposes shall be limited to the following:

     .1 costs of labor, including social security, old age and unemployment insurance, fringe benefits required by agreement or custom, and workers' compensation insurance;

     .2   costs  of  materials,  supplies  and  equipment,   including  cost  of
          transportation, whether incorporated or consumed;

     .3 rental costs of machinery and equipment exclusive of hand tools, whether rented from the Design/Builder or others;

     .4 costs of premiums for all bonds and insurance permit fees, and sales, use or similar taxes;

     .5 additional costs of supervision and field office personnel directly attributable to the change; and fees paid to the Architect, engineers and other professionals.

8.3.3 Pending final determination of cost to the Owner, amounts not in dispute may be included in Applications for Payment. The amount of credit to be allowed by the Design/Builder to the Owner for deletion or change which results in a net decrease in the Contract Sum will be actual net cost. When both additions and credits covering related Work or substitutions are involved in a change, the allowance for overhead and profit shall be figured on the basis of the net increase, if any, with respect to that change.

8.3.4 When the Owner and the Design/Builder agree upon the adjustments in the Contract Sum and Contract Time, such agreement shall be effective immediately and shall be recorded by preparation and execution of an appropriate Change Order.

8.4 MINOR CHANGES IN THE WORK

8.4.1 The Design/Builder shall have authority to make minor changes in the Construction Documents and construction consistent with the intent of the Contract Documents when such minor changes do not involve adjustment in the Contract Sum or extension of the Contract Time. The Design/Builder shall promptly inform the Owner, in writing, of minor changes in the Construction Documents and construction.

8.5 CONCEALED CONDITIONS

8.5.1 If conditions are encountered at the site which are (1) subsurface or otherwise concealed physical conditions which differ materially from those indicated in the Contract Documents, or (2) unknown physical conditions of an unusual nature which differ materially from those ordinarily found to exist and generally recognized as inherent in construction activities of the character provided for in the Contract Documents, then notice by the observing party shall be given to the other party promptly before conditions are disturbed and in no event later than 21 days after first observance of the conditions. The Contract Sum shall be equitably adjusted for such concealed or unknown conditions by Change Order upon claim by either party made within 21 days after the claimant becomes aware of the conditions.

8.6 REGULATORY CHANGES

8.6.1 The Design/Builder shall be compensated for changes in the construction necessitated by the enactment or revisions of codes, laws or regulations subsequent to the submission of the Design/Builder's Proposal.

                                    ARTICLE 9
                               CORRECTION OF WORK

9.1 The Design/Builder shall promptly correct Work rejected by the Owner or known by the Design/Builder to be defective or failing to conform to the requirements of the Contract Documents, whether observed before or after Substantial Completion and whether or not fabricated, installed or completed. The Design/Builder shall bear costs of correcting such rejected Work, including additional testing and inspections.

9.2 If, within one (1) year after the date of Substantial Completion of the Work or, after the date for commencement of warranties established in a written agreement between the Owner and the Design/Builder, or by terms of an applicable special warranty required by the Contract Documents, any of the Work is found to be not in accordance with the requirements of the Contract Documents, the Design/Builder shall correct it promptly after receipt of a written notice from the Owner to do so unless the Owner has previously given the Design/ Builder a written acceptance of such condition.

9.3 Nothing contained in this Article 9 shall be construed to establish a period of limitation with respect to other obligations which the Design/Builder might have under the Contract Documents. Establishment of the time period of one (1) year as described in Subparagraph 9.2 relates only to the specific obligation of the Design/Builder to correct the Work, and has no relationship to the time within which the obligation to comply with the Contract Documents may be sought to be enforced, nor to the time within which proceedings may be commenced to establish the Design/Builder's liability with respect to the Design/Builder's obligations other than specifically to correct the Work.

9.4 If the Design/Builder fails to correct nonconforming Work as required or fails to carry out Work in accordance with the Contract Documents, the Owner, by written order signed personally or by an agent specifically so empowered by the Owner in writing, may order the Design/Builder to stop the Work, or any portion thereof, until the cause for such order has been eliminated; however, the Owner's right to stop the Work shall not give rise to a duty on the part of the Owner to exercise the right for benefit of the Design/Builder or other persons or entities.

9.5 If the Design/Builder defaults or neglects to carry out the Work in accordance with the Contract Documents and fails within seven (7) days after receipt of written notice from the Owner to commence and continue correction of such default or neglect with diligence and promptness, the Owner may give a second written notice to the Design/Builder and, seven (7) days following receipt by the Design/Builder of that second written notice and without prejudice to other remedies the Owner may have, correct such deficiencies. In such case an appropriate Change Order shall be issued deducting from payments then or thereafter due the Design/ Builder, the costs of correcting such deficiencies. If the payments then or thereafter due the Design/Builder are not sufficient to cover the amount of the deduction, the Design/Builder shall pay the difference to the Owner. Such action by the Owner shall be subject to dispute resolution procedures as provided in Article 10.

                                   ARTICLE 10
                              DISPUTE RESOLUTION--
                            MEDIATION AND ARBITRATION

10.1 Claims,  disputes or other matters in question  between the parties to this
Part 2 Agreement arising out of or relating to this Part 2 Agreement or breach thereof shall be subject to and decided by mediation or arbitration. Such mediation or arbitration shall be conducted in accordance with the Construction Industry Mediation or Arbitration Rules of the American Arbitration Association currently in effect.

10.2 In addition to and prior to arbitration, the parties shall endeavor to settle disputes by mediation. Demand for mediation shall be filed in writing with the other party to this Part 2 Agreement and with the American Arbitration Association. A demand for mediation shall be made within a reasonable time after the claim, dispute, or other matter in question has arisen. In no event shall the demand for mediation be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statutes of repose or limitations.

10.3 Demand for arbitration shall be filed in writing with the other party to this Part 2 Agreement and with the American Arbitration Association. A demand for arbitration shall be made within a reasonable time after the claim, dispute or other matter in question has arisen. In no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statutes of repose or limitations.

10.4 An arbitration pursuant to this Article may be joined with an arbitration involving common issues of law or fact between the Design/Builder and any person or entity with whom the Design/Builder has a contractual obligation to arbitrate disputes. No other arbitration arising out of or relating to this Part 2 Agreement shall include, by consolidation, joinder or in any other manner, an additional person or entity not a party to this Part 2 Agreement or not a party to an agreement with the Design/Builder, except by written consent containing a specific reference to this Part 2 Agreement signed by the Owner, the Design/Builder and any other person or entities sought to be joined. Consent to arbitration involving an additional person or entity shall not constitute consent to arbitration of any claim, dispute or other matter in question not described in the written consent or with a person or entity not named or described therein. The foregoing agreement to arbitrate and other agreements to arbitrate with an additional person or entity duly consented to by the parties to this Part 2 Agreement shall be specifically enforceable in accordance with applicable law in any court having jurisdiction thereof.

10.5 The award rendered by the arbitrator or arbitrators shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof.

                                   ARTICLE 11
                            MISCELLANEOUS PROVISIONS

11.1 Unless otherwise provided, this Part 2 Agreement shall be governed by the law of the place where the Project is located.

11.2 SUBCONTRACTS

11.2.1 The Design/Builder, as soon as practicable after execution of this Part 2 Agreement, shall furnish to the Owner in writing the names of the persons or entities the Design/Builder will engage as contractors for the Project. The Owner will be given 5 days to approve the Subcontractors and Entities of the Design/Builder or show a reasonable objection for rejection of a Subcontractor or Entity. After Owner's approval, the Design/Builder may not release a Subcontractor or entity without written approval from the Owner, unless the Subcontractor or entity fails to perform the work as outlined in the Contract Documents.

11.3 WORK BY OWNER OR OWNER'S CONTRACTORS

11.3.1 The Owner reserves the right to perform construction or operations related to the Project with the Owner's own forces, and to award separate contracts in connection with other portions of the Project or other construction or operations on the site under conditions of insurance and waiver of subrogation identical to the provisions of this Part 2 Agreement. If the Design/Builder claims that delay or additional cost is involved because of such action by the Owner, the Design/Builder shall assert such claims as provided in Subparagraph 11.4.

11.3.2 The Design/Builder shall afford the Owner's separate contractors reasonable opportunity for introduction and storage of their materials and equipment and performance of their activities and shall connect and coordinate the Design/Builder's construction and operations with theirs as required by the Contract Documents.

11.3.3 Costs caused by delays or by improperly timed activities or defective construction shall be borne by the party responsible therefor.

11.4 CLAIMS FOR DAMAGES

11.4.1 If either party to this Part 2 Agreement suffers injury or damage to person or property because of an act or omission of the other party, of any of the other party's employees or agents, or of others for whose acts such party is legally liable, written notice of such injury or damage, whether or not insured, shall be given to the other party within a reasonable time not exceeding 21 days after first observance. The notice shall provide sufficient detail to enable the other party to investigate the matter. If a claim of additional cost or time related to this claim is to be asserted, it shall be filed in writing.

11.5 INDEMNIFICATION

11.5.1 To the fullest extent permitted by law, the Design/Builder shall indemnify and hold harmless the Owner, Owner's consultants, and agents and employees of any of them from and against claims, damages, losses and expenses, including but not limited to attorneys' fees, arising out of or resulting from performance of the Work, provided that such claim, damage, loss or expense is attributable to bodily injury, sickness, disease or death, or to injury to or destruction of tangible property (other than the Work itself) including loss of use resulting therefrom, but only to the extent caused in whole or in part by negligent acts or omissions of the Design/Builder, anyone directly or indirectly employed by the Design/Builder or anyone for whose acts the Design/Builder may be liable, regardless of whether or not such claim, damage, loss or expense is caused in part by a party indemnified hereunder. Such obligation shall not be construed to negate, abridge, or reduce other rights or obligations of indemnity which would otherwise exist as to a party or person described in this Paragraph 11.5.

11.5.2 In claims against any person or entity  indemnified  under this Paragraph
11.5 by an employee of the Design/Builder, anyone directly or indirectly employed by the Design/Builder or anyone for whose acts the Design/Builder may be liable, the indemnification obligation under this Paragraph 11.5 shall not be limited by a limitation on amount or type of damages, compensation or benefits payable by or for the Design/Builder under workers' compensation acts, disability benefit acts or other employee benefit acts.

11.6 SUCCESSORS AND ASSIGNS

11.6.1 The Owner and Design/Builder, respectively, bind themselves, their partners, successors, assigns and legal representatives to the other party to this Part 2 Agreement and to the partners, successors and assigns of such other party with respect to all covenants of this Part 2 Agreement. Neither the Owner nor the Design/Builder shall assign this Part 2 Agreement without the written consent of the other. The Owner may assign this Part 2 Agreement to any institutional lender providing construction financing, and the Design/Builder agrees to execute all consents reasonably required to facilitate such an assignment. If either party makes such an assignment, that party shall nevertheless remain legally responsible for all obligations under this Part 2 Agreement, unless otherwise agreed by the other party.

11.7 TERMINATION OF PROFESSIONAL DESIGN SERVICES

11.7.1 Prior to termination of the services of the Architect or any other design professional designated in this Part 2 Agreement, the Design/Builder shall identify to the Owner in writing another architect or other design professional with respect to whom the Owner has no objection, who will provide the services originally to have been provided by the Architect or other design professional whose services are being terminated. Owner must approve termination of Architect.

11.8 EXTENT OF AGREEMENT

11.8.1 This Part 2 Agreement represents the entire agreement between the Owner and the Design/Builder and supersedes prior negotiations, representations or agreements, either written or oral. This Part 2 Agreement may be amended only by written instrument and signed by both the Owner and the Design/Builder.

                                   ARTICLE 12
                          TERMINATION OF THE AGREEMENT

12.1 TERMINATION BY THE OWNER

12.1.1 This Part 2 Agreement may be terminated by the Owner upon 14 days' written notice to the Design/Builder in the event that the Project is abandoned. If such termination occurs, the Owner shall pay the Design/Builder for Work completed and for proven loss sustained upon materials, equipment, tools, and construction equipment and machinery, including reasonable profit and applicable damages.

12.1.2 If the Design/Builder defaults or persistently fails or neglects to carry out the Work in accordance with the Contract Documents or fails to perform the provisions of this Part 2 Agreement, the Owner may give written notice that the Owner intends to terminate this Part 2 Agreement. If the Design/Builder fails to correct the defaults, failure or neglect within seven (7) days after being given notice, the Owner may then give a second written notice and, after an additional seven (7) days, the Owner may without prejudice to any other remedy terminate the employment of the Design/Builder and take possession of the site and of all materials, equipment, tools and construction equipment and machinery thereon owned by the Design/Builder and finish the Work by whatever method the Owner may deem expedient. If the unpaid balance of the Contract Sum exceeds the expense of finishing the Work and all damages incurred by the Owner, such excess shall be paid to the Design/Builder. If the expense of completing the Work and all damages incurred by the Owner exceeds the unpaid balance, the Design/Builder shall pay the difference to the Owner. This obligation for payment shall survive termination of this Part 2 Agreement.

12.2 TERMINATION BY THE DESIGN/BUILDER

12.2.1 If the Owner fails to make payment when due, the Design/Builder may give written notice of the Design/Builder's intention to terminate this Part 2 Agreement. If the Design/Builder fails to receive payment within seven (7) days after receipt of such notice by the Owner, the Design/Builder may give a second written notice and, seven (7) days after receipt of such second written notice by the Owner, may terminate this Part 2 Agreement and recover from the Owner payment for Work executed and for proven losses sustained upon materials, equipment, tools, and construction equipment and machinery, including reasonable profit and applicable damages.

                                   ARTICLE 13
                              BASIS OF COMPENSATION

The Owner shall compensate the Design/Builder in accordance with Article 5, Payments, and the other provisions of this Part 2 Agreement as described below.

13.1 COMPENSATION

13.1.1 For the Design/Builder's performance of the Work, as described in Paragraph 3.2 and including any other services listed in Article 14 as part of Basic Services, the Owner shall pay the Design/Builder in current funds the Contract Sum as follows: Exhibit "B".

13.1.2 For Additional Services, as described in Paragraph 3.3 and including any other services listed in Article 14 as Additional Services, compensation shall be as follows:

13.2 REIMBURSABLE EXPENSES

13.2.1 Reimbursable Expenses are in addition to the compensation for Basic and Additional Services, and include actual expenditures made by the Design/Builder and the Design/Builder's employees and contractors in the interest of the Project, as follows:

13.2.2 FOR REIMBURSABLE EXPENSES, compensation shall be a multiple of ( ) times the amounts expended.

13.3 INTEREST PAYMENTS

13.3.1 The rate of interest for past due payments shall be as follows: 1% per month.

(Usury laws and  requirements  under the Federal  Truth in Lending Act,  similar
State and local consumer credit laws and other regulations at the Owner's and Design/Builder's principal places of business, at the location of the Project and elsewhere may affect the validity of this provision. Specific legal advice should be obtained with respect to deletion, modification or other requirements, such as written disclosures or waivers.)

                                   ARTICLE 14
                          OTHER CONDITIONS AND SERVICES

14.1 The Basic Services to be performed shall be commenced on and, subject to authorized adjustments and to delays not caused by the Design/Builder,
Substantial Completion shall be achieved in the Contract Time of ( ) calendar days.

14.2 The Basic Services beyond those described in Article 3 are as follows:

14.3 Additional Services beyond those described in Article 3 are as follows:

14.4 The Design/Builder shall submit an Application for Payment on the ( ) day of each month.

14.5 The Design/Builder's Proposal includes the following documents:

(List the documents by specific title and date; include any required performance and payment bonds.)

Title                                                       Date

Exhibit "A" - CryoLife, Inc. Final Build-Out Interiors dated 10/19/99.
Exhibit "B" - Contract Breakdown (One Page).
Exhibit "C" - Preliminary Project Schedule.
Exhibit "D" - List of Shell Drawings - Phase I (One Page).
Exhibit "E1" - Lockwood Greene - Hourly Rate Compensation (One Page).
Exhibit "E2" - Lockwood Greene - Reimbursable Expenses (One Page)This Agreement entered into as of the day and year first written above.

OWNER                                     DESIGN BUILDER


/s/ Albert E. Heacox                      /s/ Wm. M. Choate
--------------------------------          --------------------------------------
(Signature)                               (Signature)

Al Heacox, VP - Lab Operators             Choate Design & Build Company
--------------------------------          --------------------------------------
Cryolife, Inc.                            (Printed name and title)
--------------------------------          Wm. M. Choate
(Printed name and title)                  President